UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

Jefferies Credit Partners BDC Inc.

(Exact name of Registrant as specified in its charter)

Maryland	814-01684	92-1852483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 12th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 284-3474

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As of December 2, 2024, Jefferies Credit Partners BDC Inc., a Maryland corporation (the “Company”), sold unregistered shares of common stock in the Company, par value $0.001 per share (the “Shares”), based on net asset value (“NAV”) per Share as of November 30, 2024, to certain third-party investors, with the final number of Shares being determined on December 24, 2024. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder. The following table details the amount of Shares sold and consideration therefor:

Date of Unregistered Sale	Amount of Shares	NAV per Share	Consideration

As of December 2, 2024 (number of Shares finalized on December 24, 2024)	3,412,267.061	$14.62957	$49,920,000

Item 8.01.	Other Events.

On December 27, 2024, the Company declared a distribution for its Shares in the amount of $0.2141 per Share. The distribution is payable on January 30, 2025 to shareholders of record as of the close of business on December 27, 2024. The distribution will be paid in cash or reinvested in Shares for any shareholder participating in the Company’s dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES CREDIT PARTNERS BDC INC.

Date: December 30, 2024	By:	/s/ John Dalton
	Name:	John Dalton
	Title:	Chief Financial Officer